Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter 2013 Results

Third Quarter Highlights

  GAAP EPS of $0.24, a 20% Increase Over Third Quarter 2012
  Return on Average Tangible Equity (ROATE) of 13.67%
  Linked Quarter and Year-over-Year Loan Growth of 1.7% and 5.5%, respectively
  Continued Improvement in Credit Quality with Lower Loan Loss Provision

LITITZ, Pa.--(BUSINESS WIRE)--October 23, 2013--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the third quarter ended September 30, 2013 of $44.3 million, or $0.24 per diluted share, compared to $36.7 million, or $0.20 per diluted share, for the third quarter of 2012. Net income for the first nine months of 2013 was $132.3 million, or $0.70 per diluted share, compared with $98.0 million, or $0.54 per diluted share for the same period in 2012.

“Our third quarter results showed progress on some of our key objectives, including year-over-year growth in commercial and consumer loans and continued improvement in credit quality,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna. “However, the quarter also provided a reminder of the challenging environment we operate in, with the uptick in rates slowing volume in some of our fee-generating activities. We are also seeing an increase in certain operating expenses as we continue to make the necessary investments to succeed in the ‘new normal’ business environment.”

Linked Quarter Results (Third Quarter 2013 vs. Second Quarter 2013)

  Loans and leases increased $218.7 million or 1.7% from June 30, 2013 to $13.4 billion at September 30, 2013. Changes for the quarter in each major loan category were as follows:
    Commercial loans decreased 0.7%.
    Real estate – construction loans decreased 0.6%.
    Real estate secured – residential loans increased 1.1%.
    Real estate secured – commercial loans increased 2.0%.
    Consumer loans increased 2.9%.
    Leases increased 8.0%.
  Total deposits decreased $42.5 million or 0.3% from June 30, 2013 to $12.7 billion at September 30, 2013. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing demand deposits decreased 3.1%.
    Interest-bearing demand deposits increased 1.5%.
    Savings deposits decreased 1.9%
    Time deposits decreased 1.3%.
  Net interest margin declined 16 basis points to 3.72% for the third quarter of 2013, compared to 3.88% for the second quarter of 2013. The narrowing of the net interest margin was largely due to a decrease in purchase accounting benefit of 14 basis points.
  Non-interest income decreased to $41.3 million for the third quarter of 2013, compared to $49.1 million for the second quarter. The higher interest rate environment in the third quarter resulted in a reduction in mortgage banking and capital market revenues of $3.4 million. In addition, other income in the second quarter included a one-time gain of $2.3 million in claim proceeds from bank-owned life insurance.
  Non-interest expense for the third quarter of 2013 decreased to $117.7 million, compared to $119.7 million in the second quarter. A reduction in salaries and benefits by $5.0 million due to the adjustment of incentive and benefit accruals more than offset an increase in other non-interest expense items for the third quarter.
  The efficiency ratio for the third quarter of 2013 increased to 61.62%, compared to 59.57% in the second quarter.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.89% at September 30, 2013, compared to 0.94% at June 30, 2013.
  Due to continued improvement in asset quality, the provision for loan and lease losses decreased to $5.0 million compared to $12.0 million in the second quarter. Net charge-offs increased to $16.9 million, or 0.50% of average loans, compared to $9.8 million, or 0.30% of average loans, for the second quarter. As a result, the allowance for loan and lease losses was $166.7 million at September 30, 2013, representing 1.25% of total loans and leases and 164% of nonaccrual loans and leases, compared to $178.6 million at June 30, 2013, representing 1.36% of total loans and leases and 170% of nonaccrual loans and leases.

Year-over-Year Results (Third Quarter 2013 vs. Third Quarter 2012)

  Loans and leases increased $700.8 million or 5.5% from September 30 2012 to $13.4 billion at September 30, 2013. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 4.8%.
    Real estate - construction loans decreased 15.4%.
    Real estate secured - residential loans increased 2.4%.
    Real estate secured - commercial loans increased 4.1%.
    Consumer loans increased 12.7%.
    Leases increased 47.6%.
  Total deposits were generally flat at $12.7 billion at September 30, 2013, as a 2.8% increase in core deposits was offset by a 6.0% decrease in time deposits. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing demand deposits decreased 3.0%.
    Interest-bearing demand deposits increased 4.2%.
    Savings deposits increased 5.6%.
    Time deposits decreased 6.0%.
  Net interest margin decreased 20 basis points to 3.72% compared to 3.92% for the third quarter of 2012.
  The efficiency ratio for the third quarter of 2013 increased to 61.62% from 58.98% in the third quarter of 2012, calculated after excluding merger related expenses and losses on the extinguishment of debt for the third quarter of 2012.
  Net charge-offs as a percentage of average loans and leases for the quarter ended September 30, 2013 was 0.50% compared to 0.62% for the third quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 0.89% at September 30, 2013 compared to 1.16% at September 30, 2012. The provision for loan and lease losses for the quarter ended September 30, 2013 was $5.0 million, compared to $16.0 million for the quarter ended September 30, 2012. The allowance for loan and lease losses was $166.7 million at September 30, 2013, representing 1.25% of total loans and leases and 164% of nonaccrual loans and leases, compared to $186.9 million at September 30, 2012, representing 1.47% of total loans and leases and 158% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for the third quarter ended September 30, 2013 finished at 0.96% and 13.67%, respectively. This compared to results of 0.81% and 12.41%, for the same measurements, respectively, for the third quarter of 2012.
  Susquehanna’s capital ratios continue to exceed those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 common ratio of 10.41%, Tier 1 risk-weighted capital ratio of 11.52% and a total risk-weighted capital ratio of 12.92%, each as of September 30, 2013. Based on a preliminary analysis of the new capital rules approved in July 2013, management believes that Susquehanna would be fully compliant with the revised capital ratio standards as of September 30, 2013 if they were effective on that date.

(1) Return on average tangible equity is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

Additional Events

  On October 16, 2013, Susquehanna’s Board of Directors declared a fourth quarter dividend of $0.08 per common share, payable November 20, 2013 to shareholders of record as of October 30, 2013.
  As indicated in prior public filings, Susquehanna closed 13 branches in the beginning of the fourth quarter of 2013 and expects to close an additional branch by year-end.

Susquehanna will broadcast its third quarter 2013 results conference call over the Internet on October 24, 2013 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2013 results. The discussion may also include forward-looking information and financial targets. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Website. The event may be accessed by selecting "Investor Relations" near the bottom left of the home page and clicking on the third quarter webcast link. To listen to the live call, please go to the Website at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Website shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18.5 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 248 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.8 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; deteriorating economic conditions; and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)
						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Balance Sheet (EOP)
Investments	$2,644,162	$2,494,178	$2,552,600	$2,730,335	$2,908,404	$2,644,162	$2,908,404
Loans and leases	13,376,454	13,157,762	12,999,703	12,894,741	12,675,607	13,376,454	12,675,607
Allowance for loan and lease losses	166,740	178,594	176,377	184,020	186,897	166,740	186,897
Total assets	18,481,150	18,083,039	17,967,174	18,037,667	18,106,730	18,481,150	18,106,730
Deposits	12,721,685	12,764,232	12,691,432	12,580,046	12,725,379	12,721,685	12,725,379
Other short-term borrowings	688,456	706,065	786,251	817,577	762,257	688,456	762,257
Federal Home Loan Bank borrowings	1,593,272	1,161,995	1,044,480	1,199,062	1,110,884	1,593,272	1,110,884
Other long-term debt	457,804	489,002	501,559	513,401	639,753	457,804	639,753
Shareholders' equity	2,679,348	2,644,940	2,639,489	2,595,909	2,584,682	2,679,348	2,584,682

Average Balance Sheet
Investments	$2,584,212	$2,503,991	$2,603,595	$2,764,886	$2,811,730	$2,563,862	$2,688,242
Loans and leases	13,290,513	13,110,128	12,929,365	12,725,886	12,612,477	13,111,325	12,185,491
Total earning assets	15,960,228	15,720,859	15,642,309	15,604,029	15,537,037	15,775,630	14,980,513
Total assets	18,258,982	18,071,466	18,031,127	18,018,889	18,021,108	18,121,360	17,367,580
Deposits	12,794,022	12,867,874	12,640,550	12,602,430	12,588,697	12,768,046	12,139,822
Other short-term borrowings	758,079	728,497	817,816	810,517	748,841	767,911	705,916
Federal Home Loan Bank borrowings	1,285,276	1,041,577	1,155,637	1,166,765	1,072,555	1,161,305	1,046,809
Other long-term debt	475,655	496,240	508,541	560,906	727,382	493,358	695,980
Shareholders' equity	2,642,806	2,648,314	2,614,319	2,597,254	2,562,092	2,635,251	2,482,846

Income Statement
Net interest income	$145,949	$148,097	$149,206	$155,304	$149,142	$443,252	$435,934
Provision for loan and lease losses	5,000	12,000	12,000	13,000	16,000	29,000	51,000
Noninterest income	41,343	49,076	42,644	43,772	43,661	133,063	122,987
Noninterest expense	117,701	119,738	117,729	125,277	122,910	355,168	364,740
Income before taxes	64,591	65,435	62,121	60,799	53,893	192,147	143,181
Provision for income taxes	20,300	19,787	19,722	17,625	17,161	59,809	45,183
Net income	44,291	45,648	42,399	43,174	36,732	132,338	97,998
Basic earnings per common share	0.24	0.24	0.23	0.23	0.20	0.71	0.54
Diluted earnings per common share	0.24	0.24	0.23	0.23	0.20	0.70	0.54
Cash dividends paid per common share	0.08	0.08	0.00	0.14	0.06	0.16	0.14

Asset Quality
Net charge-offs (NCOs)	$16,854	$9,784	$19,643	$15,877	$19,731	$46,280	$52,203

Nonaccrual loans and leases	$101,976	$105,110	$103,351	$97,767	$118,448	$101,976	$118,448
Foreclosed real estate	17,760	18,349	22,557	26,245	28,641	17,760	28,641
Total nonperforming assets (NPAs)	$119,736	$123,459	$125,908	$124,012	$147,089	$119,736	$147,089

Restructured loans	$69,975	$63,822	$65,773	$67,775	$56,823	$69,975	$56,823
Loans and leases 90 days past due	8,655	7,203	6,396	8,209	8,451	8,655	8,451

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)
						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012

Credit Quality
NCOs / Average loans and leases	0.50%	0.30%	0.62%	0.50%	0.62%	0.47%	0.57%
NPAs / Loans and leases + foreclosed real estate	0.89%	0.94%	0.97%	0.96%	1.16%	0.89%	1.16%
ALLL / Nonaccrual loans and leases	163.51%	169.91%	170.66%	188.22%	157.79%	163.51%	157.79%
ALLL / Total loans and leases	1.25%	1.36%	1.36%	1.43%	1.47%	1.25%	1.47%

Profitability
Return on average assets	0.96%	1.01%	0.95%	0.95%	0.81%	0.98%	0.75%
Return on average equity	6.65%	6.91%	6.58%	6.61%	5.70%	6.71%	5.27%
Return on average tangible equity (1)	13.67%	14.30%	13.87%	14.01%	12.41%	13.95%	11.33%
Net interest margin	3.72%	3.88%	3.97%	4.06%	3.92%	3.85%	3.99%
Efficiency ratio (1)	61.62%	59.57%	60.17%	60.96%	58.98%	60.43%	60.15%

Per Share Data (EOP)
Closing share price	$12.53	$12.85	$12.43	$10.48	$10.45	$12.53	$10.45
Stated book value per common share	14.31	14.14	14.13	13.92	13.86	14.31	13.86
Tangible book value per common share (1)	7.32	7.13	7.10	6.88	6.82	7.32	6.82
Price/Book Value	87.56%	90.86%	87.97%	75.31%	75.39%	87.56%	75.39%
Price/Tangible Book Value	171.17%	180.22%	175.07%	152.33%	153.23%	171.17%	153.23%
Number of outstanding shares ('000)	187,225	187,023	186,800	186,554	186,465	187,225	186,465

Capital Ratios
Tangible common ratio (1)	8.22%	8.21%	8.22%	7.94%	7.84%	8.22%	7.84%
Tier 1 common ratio	10.41%	10.41%	10.20%	9.94%	10.07%	10.41%	10.07%
Leverage ratio	9.47%	9.42%	9.23%	8.98%	8.97%	9.47%	8.97%
Tier 1 capital ratio	11.52%	11.54%	11.34%	11.08%	11.37%	11.52%	11.37%
Total risk-based capital ratio	12.92%	12.94%	12.88%	12.63%	13.14%	12.92%	13.14%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

Assets
Cash and due from banks	$377,730	$367,902	$291,434	$277,042	$380,100
Unrestricted short-term investments	30,663	30,759	38,662	39,550	24,826
Cash and cash equivalents	408,393	398,661	330,096	316,592	404,926
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	2,138	5,356	4,304	4,423	3,679
Restricted short-term investments	44,928	45,341	68,020	75,203	76,103
Securities available for sale	2,483,375	2,343,429	2,400,626	2,577,901	2,763,477
Restricted investment in bank stocks	160,787	150,749	151,974	152,434	144,927
Loans and leases, net of deferred costs and fees	13,300,309	13,005,013	12,840,305	12,728,082	12,503,737
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	76,145	152,749	159,398	166,659	171,870
Less: Allowance for loan and lease losses	166,740	178,594	176,377	184,020	186,897
Net loans and leases	13,209,714	12,979,168	12,823,326	12,710,721	12,488,710
Premises and equipment, net	189,096	187,826	186,102	188,983	190,793
Other real estate and foreclosed assets	18,729	19,319	26,302	31,017	33,735
Accrued interest receivable	41,715	42,665	44,202	40,304	44,681
Bank-owned life insurance	449,419	451,278	450,351	450,270	448,866
Goodwill	1,275,439	1,275,439	1,275,439	1,270,359	1,268,761
Intangible assets with finite lives	33,666	35,737	38,209	41,332	44,549
Deferred income tax assets	7,921	7,999	7,594	4,685	30,682
Other assets	155,830	140,072	160,629	173,443	162,841
Total assets	$18,481,150	$18,083,039	$17,967,174	$18,037,667	$18,106,730
Liabilities and Shareholders' Equity
Deposits	$12,721,685	$12,764,232	$12,691,432	$12,580,046	$12,725,379
Federal Home Loan Bank short-term borrowings	1,510,000	1,070,000	948,000	1,098,000	1,000,000
Other short-term borrowings	688,456	706,065	786,251	817,577	762,257
Federal Home Loan Bank long-term borrowings	83,272	91,995	96,480	101,062	110,884
Other long-term debt	250,229	250,231	251,019	251,021	349,984
Junior subordinated debentures	154,983	154,964	154,946	154,927	171,370
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	52,592	83,807	95,594	107,453	118,399
Accrued interest, taxes, and expenses payable	101,040	78,211	61,265	81,808	72,060
Deferred income tax liabilities	52,214	31,694	29,694	14,475	0
Other liabilities	187,331	206,900	213,004	235,389	211,715
Total liabilities	15,801,802	15,438,099	15,327,685	15,441,758	15,522,048
Shareholders' equity:
Common stock	374,982	374,566	374,118	373,623	373,352
Treasury stock	(1,918)	(1,875)	(1,871)	(1,850)	(1,368)
Additional paid-in capital	1,651,382	1,649,636	1,648,062	1,645,958	1,645,692
Retained earnings	717,850	688,535	657,835	615,436	598,371
Accumulated other comprehensive loss	(62,948)	(65,922)	(38,655)	(37,258)	(31,365)
Total shareholders' equity	2,679,348	2,644,940	2,639,489	2,595,909	2,584,682
Total liabilities and shareholders' equity	$18,481,150	$18,083,039	$17,967,174	$18,037,667	$18,106,730

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Commercial, financial, and agricultural	$2,273,735	$2,289,159	$2,312,660	$2,273,611	$2,168,708
Real estate - construction	765,246	769,722	779,344	847,781	904,285
Real estate secured - residential	4,145,522	4,098,938	4,077,810	4,065,818	4,047,761
Real estate secured - commercial	4,109,329	4,029,454	3,971,438	3,964,608	3,947,447
Consumer	935,117	908,328	859,664	842,552	829,760
Leases	1,147,505	1,062,161	998,787	900,371	777,646
Total loans and leases	$13,376,454	$13,157,762	$12,999,703	$12,894,741	$12,675,607

	Deposits
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Demand	$1,871,461	$1,931,874	$1,917,719	$1,973,664	$1,929,529
Interest-bearing demand	5,957,982	5,868,390	5,936,099	5,829,147	5,717,663
Savings	1,065,699	1,086,184	1,077,446	1,032,293	1,009,110
Core deposits	8,895,142	8,886,448	8,931,264	8,835,104	8,656,302
Time less than $100	2,103,650	2,152,539	2,205,304	2,262,262	2,341,623
Time of $100 or more	1,722,893	1,725,245	1,554,864	1,482,680	1,727,454
Total deposits	$12,721,685	$12,764,232	$12,691,432	$12,580,046	$12,725,379

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Commercial, financial, and agricultural	$10,048	$10,810	$9,542	$10,464	$10,572
Real estate - construction	16,497	13,243	18,945	14,817	22,534
Real estate secured - residential	27,878	31,945	30,372	28,440	30,740
Real estate secured - commercial	45,906	48,010	43,341	42,621	52,390
Consumer	177	40	37	43	211
Leases	1,470	1,062	1,114	1,382	2,001
Total nonaccrual loans and leases	$101,976	$105,110	$103,351	$97,767	$118,448

	Restructured Loans
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Commercial, financial, and agricultural	$9,609	$9,200	$14,863	$8,744	$7,254
Real estate - construction	331	334	937	940	943
Real estate secured - residential	26,848	23,207	20,172	23,224	20,828
Real estate secured - commercial	31,766	29,482	28,689	33,589	27,192
Consumer	1,421	1,599	1,112	1,278	606
Total restructured loans	$69,975	$63,822	$65,773	$67,775	$56,823

	Net Charge-offs (Recoveries)
	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Commercial, financial, and agricultural	$3,731	$8,790	$8,041	$233	$3,757
Real estate - construction	6,504	(555)	4,301	3,311	2,909
Real estate secured - residential	3,524	2,006	2,362	3,738	2,470
Real estate secured - commercial	2,007	(1,241)	3,881	6,704	9,439
Consumer	726	549	236	707	448
Leases	362	235	822	1,184	708
Total net charge-offs	$16,854	$9,784	$19,643	$15,877	$19,731

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	Nine Months Ended September 30,
	2013	2013	2013	2012	2012	2013	2012

Net interest income	$145,949	$148,097	$149,206	$155,304	$149,142	$443,252	$435,934
Provision for loan and lease losses	5,000	12,000	12,000	13,000	16,000	29,000	51,000
Net interest income, after provision for loan and lease losses	140,949	136,097	137,206	142,304	133,142	414,252	384,934
Noninterest Income:
Service charges on deposit accounts	9,514	9,347	8,672	9,158	9,013	27,533	25,270
Vehicle origination and servicing fees	2,907	2,407	3,354	3,746	2,470	8,668	6,620
Wealth management commissions and fees	12,606	13,289	12,390	11,882	11,923	38,285	35,823
Commissions on property and casualty insurance sales	3,872	4,360	4,542	3,749	3,158	12,774	12,145
Other commissions and fees	5,276	6,686	5,237	6,680	5,387	17,199	14,830
Income from bank-owned life insurance	1,493	1,520	1,508	1,603	1,726	4,521	4,868
Mortgage banking revenue	2,237	3,998	4,110	4,835	5,113	10,345	12,969
Net realized gain (loss) on sales of securities	2	(71)	18	(200)	31	(51)	1,633
Other	3,436	7,540	2,813	2,319	4,840	13,789	8,829
Total noninterest income	41,343	49,076	42,644	43,772	43,661	133,063	122,987
Noninterest Expenses:
Salaries and employee benefits	61,879	66,888	63,034	66,865	62,236	191,801	184,718
Occupancy	11,352	11,154	11,215	11,345	11,350	33,721	33,886
Furniture and equipment	3,661	3,747	3,578	3,976	3,823	10,986	11,749
Professional and technology services	7,173	5,831	5,729	6,697	4,916	18,733	14,591
Advertising and marketing	3,092	2,369	3,203	3,029	2,947	8,664	9,288
FDIC insurance	5,421	4,541	3,798	5,264	5,275	13,760	15,222
Legal fees	1,774	1,810	1,870	2,178	2,012	5,454	5,972
Amortization of intangible assets	2,502	3,053	3,268	3,272	3,337	8,823	9,253
Vehicle lease disposal	1,193	1,313	1,290	1,361	1,401	3,796	4,981
Merger related	0	0	0	1,054	1,500	0	16,297
Loss on extinguishment of debt	0	0	0	409	5,451	0	5,451
Other	19,654	19,032	20,744	19,827	18,662	59,430	53,332
Total noninterest expenses	117,701	119,738	117,729	125,277	122,910	355,168	364,740
Income before income taxes	64,591	65,435	62,121	60,799	53,893	192,147	143,181
Provision for income taxes	20,300	19,787	19,722	17,625	17,161	59,809	45,183
Net Income	$44,291	$45,648	$42,399	$43,174	$36,732	$132,338	$97,998

Earnings per common share:
Basic	$0.24	$0.24	$0.23	$0.23	$0.20	$0.71	$0.54
Diluted	$0.24	$0.24	$0.23	$0.23	$0.20	$0.70	$0.54
Cash dividends per common share	$0.08	$0.08	$0.00	$0.14	$0.06	$0.16	$0.14
Average common shares outstanding:
Basic	187,096	186,812	186,607	186,353	186,214	186,840	181,735
Diluted	188,109	187,723	187,442	186,990	187,004	187,816	182,487

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012			September 30, 2013			September 30, 2012
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$85,503	$16	0.07	$106,740	$34	0.13	$112,830	$36	0.13	$100,443	$87	0.12	$106,780	$101	0.13
Investment securities:
Taxable(1)	2,191,743	11,937	2.16	2,107,031	10,830	2.06	2,421,414	13,434	2.21	2,166,932	34,193	2.11	2,306,402	41,277	2.39
Tax-exempt(1)(2)	392,469	5,450	5.51	396,960	5,478	5.54	390,316	5,568	5.68	396,930	16,515	5.56	381,840	16,927	5.92
Total investment securities	2,584,212	17,387	2.67	2,503,991	16,308	2.61	2,811,730	19,002	2.69	2,563,862	50,708	2.64	2,688,242	58,204	2.89
Loans and leases, (net):
Taxable(3)	12,888,591	152,275	4.69	12,690,334	156,561	4.95	12,222,031	160,532	5.23	12,695,055	465,689	4.90	11,813,477	468,563	5.30
Tax-exempt(2)(3)	401,922	5,133	5.07	419,794	5,326	5.09	390,446	5,305	5.41	416,270	15,830	5.08	372,014	15,262	5.48
Total loans and leases	13,290,513	157,408	4.70	13,110,128	161,887	4.95	12,612,477	165,837	5.23	13,111,325	481,519	4.91	12,185,491	483,825	5.30

Total interest-earning assets	15,960,228	174,811	4.35	15,720,859	178,229	4.55	15,537,037	184,875	4.73	15,775,630	532,314	4.51	14,980,513	542,130	4.83
Allowance for loan and lease losses	(177,853)			(179,273)			(189,406)			(180,652)			(190,265)
Other non-earning assets	2,476,607			2,529,880			2,673,477			2,526,382			2,577,332

Total assets	$18,258,982			$18,071,466			$18,021,108			$18,121,360			$17,367,580

Liabilities
Deposits:
Interest-bearing demand	$5,936,693	3,904	0.26	$5,983,543	4,219	0.28	$5,537,196	4,817	0.35	$5,938,605	12,746	0.29	$5,336,552	15,826	0.40
Savings	1,075,734	286	0.11	1,080,427	294	0.11	1,002,981	274	0.11	1,068,446	858	0.11	979,190	936	0.13
Time	3,870,542	10,229	1.05	3,892,237	11,653	1.20	4,110,685	12,085	1.17	3,847,294	33,115	1.15	3,974,635	35,517	1.19
Other short-term borrowings	758,079	2,242	1.17	728,497	2,154	1.19	748,841	2,206	1.17	767,911	6,548	1.14	705,916	6,507	1.23
FHLB borrowings	1,285,276	4,199	1.30	1,041,577	3,754	1.45	1,072,555	3,553	1.32	1,161,305	11,626	1.34	1,046,809	9,970	1.27
Long-term debt	475,655	4,268	3.56	496,240	4,239	3.43	727,382	8,992	4.92	493,358	12,743	3.45	695,980	26,174	5.02

Total interest-bearing liabilities	13,401,979	25,128	0.74	13,222,521	26,313	0.80	13,199,640	31,927	0.96	13,276,919	77,636	0.78	12,739,082	94,930	1.00
Demand deposits	1,911,053			1,911,667			1,937,835			1,913,701			1,849,445
Other liabilities	303,144			288,964			321,541			295,489			296,207

Total liabilities	15,616,176			15,423,152			15,459,016			15,486,109			14,884,734

Equity	2,642,806			2,648,314			2,562,092			2,635,251			2,482,846

Total liabilities & shareholders' equity	$18,258,982			$18,071,466			$18,021,108			$18,121,360			$17,367,580

Net interest income / yield on average earning assets		$149,683	3.72		$151,916	3.88		$152,948	3.92		$454,678	3.85		$447,200	3.99
Taxable equivalent adjustment		(3,734)			(3,819)			(3,806)			(11,426)			(11,266)
Net interest income - as reported		$145,949			$148,097			$149,142			$443,252			$435,934

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Nine Months Ended
(Dollars and share data in thousands)						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Efficiency Ratio
Other expense	$117,701	$119,738	$117,729	$125,277	$122,910	$355,168	$364,740
Less: Merger related expenses	0	0	0	(1,054)	(1,500)	0	(16,297)
Loss on extinguishment of debt	0	0	0	(409)	(5,451)	0	(5,451)
Noninterest operating expense (numerator)	$117,701	$119,738	$117,729	$123,814	$115,959	$355,168	$342,992

Taxable-equivalent net interest income	$149,683	$151,916	$153,021	$159,332	$152,948	454,678	$447,200
Other income	41,343	49,076	42,644	43,772	43,661	133,063	122,987
Denominator	$191,026	$200,992	$195,665	$203,104	$196,609	$587,741	$570,187
Efficiency ratio	61.62%	59.57%	60.17%	60.96%	58.98%	60.43%	60.15%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,679,348	$2,644,940	$2,639,489	$2,595,909	$2,584,682	$2,679,348	$2,584,682
Goodwill and other intangible assets (1)	(1,263,928)	(1,265,016)	(1,266,610)	(1,263,563)	(1,263,361)	(1,263,928)	(1,263,361)
Tangible common equity (numerator)	$1,415,420	$1,379,924	$1,372,879	$1,332,346	$1,321,321	$1,415,420	$1,321,321

Assets	$18,481,150	$18,083,039	$17,967,174	$18,037,667	$18,106,730	$18,481,150	$18,106,730
Goodwill and other intangible assets (1)	(1,263,928)	(1,265,016)	(1,266,610)	(1,263,563)	(1,263,361)	(1,263,928)	(1,263,361)
Tangible assets (denominator)	$17,217,222	$16,818,023	$16,700,564	$16,774,104	$16,843,369	$17,217,222	$16,843,369
Tangible common ratio	8.22%	8.21%	8.22%	7.94%	7.84%	8.22%	7.84%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Nine Months Ended
(Dollars and share data in thousands)						'September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Return on Average Tangible Equity
Income statement data
Net income	$ 44,291	$ 45,648	$ 42,399	$ 43,174	$ 36,732	$ 132,338	$ 97,998
Amortization of intangibles, net of taxes at 35%	1,626	1,984	2,124	2,127	2,169	5,735	6,014
Net tangible income (numerator)	$ 45,917	$ 47,632	$ 44,523	$ 45,301	$ 38,901	$ 138,073	$ 104,012

Average balance sheet data
Shareholders' equity	$ 2,642,806	$ 2,648,314	$ 2,614,319	$ 2,597,254	$ 2,562,092	$ 2,635,251	$ 2,482,846
Goodwill and other intangible assets	(1,310,155)	(1,312,257)	(1,312,662)	(1,311,192)	(1,315,071)	(1,311,682)	(1,256,240)
Tangible common equity (denominator)	$ 1,332,651	$ 1,336,057	$ 1,301,657	$ 1,286,062	$ 1,247,021	$ 1,323,569	$ 1,226,606

Return on equity (GAAP basis)	6.65%	6.91%	6.58%	6.61%	5.70%	6.71%	5.27%
Effect of goodwill and other intangibles	7.02%	7.39%	7.29%	7.40%	6.71%	7.24%	6.06%
Return on average tangible equity	13.67%	14.30%	13.87%	14.01%	12.41%	13.95%	11.33%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$ 2,679,348	$ 2,644,940	$ 2,639,489	$ 2,595,909	$ 2,584,682	$ 2,679,348	$ 2,584,682
Goodwill and other intangible assets	(1,309,105)	(1,311,176)	(1,313,648)	(1,311,691)	(1,313,310)	(1,309,105)	(1,313,310)
Tangible common equity (numerator)	$ 1,370,243	$ 1,333,764	$ 1,325,841	$ 1,284,218	$ 1,271,372	$ 1,370,243	$ 1,271,372

Common shares outstanding (denominator)	187,225	187,023	186,800	186,554	186,465	187,225	186,465

Tangible book value per common share	$ 7.32	$ 7.13	$ 7.10	$ 6.88	$ 6.82	$ 7.32	$ 6.82

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
(717) 626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
(717) 625-6548